Exhibit 99.1

P r e s s R e l e a s e Contact: David W. Wehlmann Executive Vice President & Chief Financial Officer

AMEX SYMBOL: GW
FOR IMMEDIATE RELEASE: HOUSTON, TEXAS — AUGUST 1, 2007, GREY WOLF, INC. ANNOUNCES OPERATING RESULTS FOR THE QUARTER ENDED JUNE 30, 2007 AND THE PURCHASE OF TWO OPERATING RIGS
Houston, Texas, August 1, 2007 — Grey Wolf, Inc. (“Grey Wolf” or the “Company”) (AMEX-GW) reported net income of $41.7 million, or $0.19 per share on a diluted basis, for the three months ended June 30, 2007 compared with net income of $57.9 million, or $0.25 per share on a diluted basis, for the second quarter of 2006. Revenues for the second quarter of 2007 were $227.5 million compared with revenues of $239.6 million for the same quarter a year ago. The second quarter 2006 results included an after-tax gain of $2.7 million ($0.01 per diluted share) related to insurance proceeds.
For the six months ended June 30, 2007, Grey Wolf reported net income of $100.3 million, or $0.46 per share on a diluted basis, on revenues of $469.5 million compared to net income of $112.2 million, or $0.49 per share on a diluted basis, on revenues of $462.5 million for the six months ended June 30, 2006. The six-month 2006 results include the gain from insurance proceeds mentioned above along with a first quarter 2006 after-tax gain of $5.9 million ($0.03 per diluted share) from the sale of five rigs formerly held for refurbishment.
Subsequent to the end of the second quarter, Grey Wolf purchased two operating rigs from a privately owned exploration and production company. Concurrent with the purchase, the Company signed a term contract totaling 1,095 rig days for each of the rigs to provide drilling services to the seller. The cash purchase price for the two rigs, which were manufactured within the past 15 months, was $28.0 million, or approximately 80% of the current cost to build comparable rigs. Grey Wolf assumed operation of the rigs July 1, 2007 which are operating in East Texas. Both of the rigs are IDM 1,500 horsepower diesel electric SCR rigs capable of drilling to 18,000 feet.
Thomas Richards, Chairman, President and Chief Executive Officer commented, “Our second quarter results were solid despite the anticipated leveling off of rig activity and declines in spot market dayrates due to the influx of new rigs in the market. As new rigs enter the market, older rigs are displaced and idled, and over the past three months, we have seen the most competitive pressure on the smaller horsepower mechanical rigs.”
Mr. Richards continued, “We believe the addition of high-end equipment to our fleet creates one avenue for ongoing growth of our Company. The recent two-rig acquisition is an example of this and the Company is in the process of constructing a 1,000 horsepower diesel electric SCR rig capable of

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 – Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — AUGUST 1, 2007

drilling to 15,000 feet. The rig will be deployed under a two-year term contract and is expected to commence work in Colorado in the third quarter.”
Mr. Richards concluded, “Our strategy is to own high quality rigs that address our customers’ needs in the domestic land drilling markets and operate a substantial portion of these rigs under long-term contracts to reduce the impact of short-term market fluctuations. The addition of these three rigs is consistent with this strategy and augments our fleet in a financially prudent manner by adding over 2,900 rig days to our long-term daywork contracted days. This three rig addition will bring our total rig fleet to 124 by the end of the third quarter.”
The Company is now marketing 123 rigs, with 70 of those working under daywork term contracts, 29 working under spot market daywork contracts and ten working under turnkey contracts. Grey Wolf averaged 104 rigs working in the second quarter of 2007. This compares with an average of 108 rigs working in the second quarter of 2006 and 110 rigs working during the first quarter of this year. Under daywork term contracts, the Company has approximately 10,700 rig days, or an average of 58 rigs, contracted for the remaining two quarters of 2007 and approximately 9,500 rig days or an average of 26 rigs committed in 2008. Current leading edge bid rates range from $14,000 to $22,000 per day without fuel or top drives.
The Company’s earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) totaled $91.7 million in the second quarter of 2007 compared to $116.9 million for the first quarter 2007 and $111.7 million for the second quarter 2006. On a per-rig-day basis, EBITDA was $9,680 for the second quarter of 2007, $11,780 for the first quarter of 2007 and $11,398 for the second quarter of 2006. Turnkey EBITDA per rig day in the second quarter of 2007 was $12,541 and daywork EBITDA per rig day totaled $9,430.
Capital expenditures totaled $55.5 million in the second quarter of 2007 and $122.8 million for the first half of 2007. Based upon anticipated rig activity, capital expenditures for 2007 are projected to be $200 million to $210 million, including the cost of the three rigs mentioned above.
During the third quarter of 2007, the Company expects to average 104 to 106 rigs working with 8 to 10 of these rigs performing turnkey services. Average daywork EBITDA per day is expected to decrease by $600 to $800 in response to continued pressure on spot market dayrates. Depreciation expense of approximately $24.0 million, interest expense of approximately $3.5 million and an effective tax rate of approximately 37% are expected for the third quarter of 2007.
Grey Wolf has scheduled a conference call August 2, 2007 at 8:00 a.m. CT to discuss second quarter 2007 results. The call will be web cast live on the Internet through the Investor Relations page on the Company’s website at:
http://www.gwdrilling.com
To participate by telephone, call (800) 287-0836 domestically or (212) 676-4903 internationally ten to fifteen minutes prior to the starting time. The reservation number is 21342926. A replay of the conference call will be available by telephone from 10:00 a.m. CT on August 2, 2007 until 10:00 a.m. CT on August 4, 2007. The telephone number for the replay of the call is (800) 633-8284 domestically

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 – Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — AUGUST 1, 2007

or (402) 977-9140 internationally and the access code is 21342926. The call will be available for replay through the Grey Wolf website for approximately two weeks after the conclusion of the call.
This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding: demand for the Company’s services; deployment of rigs; excessive rig supply in the market, the benefits of term contracts; third quarter 2007 rig activity, average daywork EBITDA per day, dayrates, projected depreciation, projected tax rate and interest expense; expected new rig delivery schedule; projected capital expenditures in 2007 and projected returns on new build rigs. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, increasing rig supply, changes in interest rates, unexpected costs under turnkey drilling contracts, weather conditions, and the overall level of drilling activity in our market areas. Please refer to our 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2007 for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.
Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of turnkey and contract oil and gas land drilling services in the best natural gas producing regions in the United States with a current drilling rig fleet of 123, which will increase to 124 by the end of the third quarter of 2007.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 – Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — AUGUST 1, 2007

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
		(In thousands, except per share amounts)
		(Unaudited)

Revenues	$227,520	$239,590	$469,533	$462,469
Costs and expenses:
Drilling operations	132,307	129,285	253,260	252,145
Depreciation and amortization	22,397	18,199	43,811	35,347
General and administrative	7,159	5,862	14,558	11,179
Gain on the sale of assets	(76)	(22)	(129)	(9,537)
Gain on insurance proceeds	—	(4,159)	—	(4,159)

Total costs and expenses	161,787	149,165	311,500	284,975

Operating income (loss)	65,733	90,425	158,033	177,494
Other income (expense):
Interest income	3,593	3,065	6,752	5,181
Interest expense	(3,438)	(3,367)	(6,930)	(6,636)

Other income (expense), net	155	(302)	(178)	(1,455)

Net income (loss) before income taxes	65,888	90,123	157,855	176,039
Income taxes expense (benefit):
Current	17,307	28,398	44,287	57,298
Deferred	6,873	3,810	13,282	6,577

Total income tax expense (benefit)	24,180	32,208	57,569	63,875

Net income applicable to common shares	$41,708	$57,915	$100,286	$112,164

Net income per common share: (1)
Basic	$0.23	$0.30	$0.55	$0.58

Diluted	$0.19	$0.25	$0.46	$0.49

Weighted average common shares outstanding:
Basic	183,009	192,475	183,016	192,508

Diluted	226,734	236,748	226,655	236,374

	Three Months Ended
	June 30,
	2007	2006

Marketed Rigs at June 30	120	112

Average Rigs Working:
Ark-La-Tex	25	23
Gulf Coast	24	24
South Texas	27	28
Rocky Mountain	13	16
Mexico	—	—
Mid Continent	15	17

Total Average Rigs Working (2)	104	108

(1)	Please see “Computation of Earnings Per Share” included in this release.

(2)	For the week ending July 26, 2007, the Company averaged 104 rigs working.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 – Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — AUGUST 1, 2007

Operating data comparison for the three months ended June 30, 2007 and 2006.

	Three Months Ended			Three Months Ended
	June 30, 2007			June 30, 2006
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
		(Dollars in thousands except averages per rig day worked)
			(Unaudited)

Rig days worked	8,715	761	9,476	8,679	1,120	9,799

Contract drilling revenues	$186,225	$41,295	$227,520	$178,253	$61,337	$239,590
Drilling operating expenses	(100,762)	(31,545)	(132,307)	(89,935)	(39,350)	(129,285)
General and administrative expenses	(6,659)	(500)	(7,159)	(5,213)	(649)	(5,862)
Interest income	3,303	290	3,593	2,714	351	3,065
Gain on sale of assets	72	4	76	19	3	22
Gain on insurance proceeds	—	—	—	3,675	484	4,159

EBITDA	$82,179	$9,544	$91,723	$89,513	$22,176	$111,689

Average per rig day worked:
Contract drilling revenue	$21,368	$54,264	$24,010	$20,538	$54,765	$24,450
EBITDA	9,430	12,541	9,680	10,314	19,800	11,398

(1)	Turnkey operations include the results from turnkey and footage contracts.
Operating data comparison for the six months ended June 30, 2007 and 2006.

	Six Months Ended			Six Months Ended
	June 30, 2007			June 30, 2006
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
		(Dollars in thousands except averages per rig day worked)
			(Unaudited)

Rig days worked	18,017	1,380	19,397	17,386	2,200	19,586

Current drilling revenues	$393,589	$75,944	$469,533	$342,620	$119,849	$462,469
Drilling operating expenses	(200,625)	(52,635)	(253,260)	(174,416)	(77,729)	(252,145)
General and administrative expenses	(13,617)	(941)	(14,558)	(9,954)	(1,225)	(11,179)
Interest income	6,264	488	6,752	4,596	585	5,181
Gain on sale of assets	110	19	129	8,487	1,050	9,537
Gain on insurance proceeds	—	—	—	3,675	484	4,159

EBITDA	$185,721	$22,875	$208,596	$175,008	$43,014	$218,022

Average per rig day worked:
Contract drilling revenue	$21,845	$55,032	$24,206	$19,707	$54,477	$23,612
EBITDA	10,308	16,576	10,754	10,066	19,552	11,132

(1)	Turnkey operations include the results from turnkey and footage contracts.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 – Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — AUGUST 1, 2007

Reconciliation of
Earnings before interest expense, taxes, depreciation
and amortization (EBITDA) to net income
(loss) applicable to common shares
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2007	2007	2006	2007	2006

Earnings before interest expense, taxes, depreciation, and amortization	$91,723	$116,873	$111,689	$208,596	$218,022
Depreciation and amortization	(22,397)	(21,414)	(18,199)	(43,811)	(35,347)
Interest expense	(3,438)	(3,492)	(3,367)	(6,930)	(6,636)
Total income tax (expense)/benefit	(24,180)	(33,389)	(32,208)	(57,569)	(63,875)

Net income (loss) applicable to common shares	$41,708	$58,578	$57,915	$100,286	$112,164

	June 30,	December 31,
	2007	2006
	(Unaudited)
	(In thousands)
Condensed Balance Sheet Data:
Cash and cash equivalents	$291,729	$229,773
Restricted cash	837	817
Other current assets	197,727	221,256

Total current assets	490,293	451,846
Net property and equipment	696,068	608,136
Other assets	16,969	27,002

Total assets	$1,203,330	$1,086,984

Current liabilities	$138,258	$147,082
Contingent convertible senior notes	275,000	275,000
Other long term liabilities	15,272	9,877
Deferred income taxes	143,859	121,231
Shareholders’ equity	630,941	533,794

Total liabilities and equity	$1,203,330	$1,086,984

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 – Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — AUGUST 1, 2007

Computation of Earnings Per Share
(In thousands, except per share amounts)
(Unaudited)
A reconciliation of the numerators and denominators of the basic and diluted earnings per share computation is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Numerator:
Net income	$41,708	$57,915	$100,286	$112,164
Add interest expense on contingent convertible senior notes, net of related tax effects (1)	2,059	2,035	4,135	3,937

Adjusted net income — diluted	$43,767	$59,950	$104,421	$116,101

Denominator:
Weighted average number of shares outstanding — basic	183,009	192,475	183,016	192,508

Effect of dilutive securities:
Options — treasury stock method	740	1,204	715	1,048
Restricted stock	528	612	467	361
Contingent convertible senior notes (1)	42,457	42,457	42,457	42,457

Weighted average common shares outstanding — diluted	226,734	236,748	226,655	236,374

Earnings Per Share:
Basic	$0.23	$0.30	$0.55	$0.58

Diluted	$0.19	$0.25	$0.46	$0.49

(1)	Please see our latest quarterly report on Form 10-Q for a description of our contingent convertible notes.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 – Fax (713) 435-6170
www.gwdrilling.com